AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2000
                                                      REGISTRATION NO. 333-33228
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 Post-Effective
                                 Amendment No. 1
                                 To Form S-4 on

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   06-1187536
                      (IRS employer identification number)

                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 753-2921
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ------------------------

              MECHANICS SAVINGS BANK 1996 OFFICER STOCK OPTION PLAN
             MECHANICS SAVINGS BANK 1996 DIRECTOR STOCK OPTION PLAN

                            (Full title of the Plan)

                            ------------------------

                                Peter J. Swiatek
                                   Controller
                          Webster Financial Corporation
                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 578-2259
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Stuart G. Stein, Esq.
                             Steven E. Ballew, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-8575
                            ------------------------
================================================================================

                  COMMON STOCK TO BE REMOVED FROM REGISTRATION

                  Webster Financial Corporation ("Webster") filed a Registration Statement on Form S-4 (File No. 333-33228) with the Securities and Exchange Commission (the "SEC") on March 24, 2000, pursuant to which it registered the offer and sale of up to 8,327,736 shares of common stock, par value $.01 per share, of Webster common stock in connection with its proposed acquisition of MECH Financial, Inc. ("MECH"). The closing of the MECH acquisition occurred on June 23, 2000, and in connection therewith 7,810,958 shares of Webster common stock have been issued. Pursuant to this Post-Effective Amendment, Webster reserves 399,249 previously registered shares for issuance under the Mechanics Savings Bank 1996 Officer Stock Option Plan and the Mechanics Savings Bank 1996 Director Stock Option Plan, which have become option plans of Webster as part of the acquisition of MECH.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Webster  hereby   incorporates  by  reference  into  this  registration
statement the following documents filed by it with the SEC:

                  (a) Webster's annual report on Form 10-K for the twelve months ended December 31, 1999 and Webster's quarterly report on Form 10-Q for the three-month period ended March 31, 2000.

                  (b) Webster's current reports on Form 8-K filed February 9 and June 26, 2000.

                  (c) The description of Webster common stock, par value $0.01 per share ("Common Stock"), contained in Webster's registration statement on Form 8-A filed with the SEC on December 2, 1986, as amended by Webster's current reports on Form 8-K filed February 12 and November 25, 1996 and October 30, 1998.

                  In addition, all documents and reports filed by Webster subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to the provisions of Article 6 of Webster's restated certificate of incorporation, as amended, and the provisions of Article IX of Webster's Bylaws, as amended.

         Webster is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). Section 145 of the Delaware Corporation Law provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of Webster, or are or were serving at the request of Webster in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of Webster, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

                  Article 6 of Webster's restated certificate of incorporation provides that no director will be personally liable to Webster or its stockholders for monetary damages for breach of fiduciary duty as a director other than liability

           o for any breach of such director's duty of loyalty to Webster or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

           o for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware Corporation Law, or

           o for any transaction from which the director derived an improper personal benefit.

                  The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

                  Webster's Bylaws provide for indemnification of directors, officers, trustees, employees and agents of Webster, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to (or is threatened to be made a party to) any civil, criminal, administrative, arbitration or investigative action, suit, or proceeding (other than an action by or in the right of Webster) by reason of the fact that such person is or was serving in such a capacity for or on behalf of Webster. Webster will indemnify any such person against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Webster, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, Webster will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of Webster, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Webster; provided, however, that no indemnification will be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable to Webster or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the Bylaws that the person to be indemnified is, in view of all the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. In addition, Webster may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of Webster or is acting in such capacity for another business organization or entity at Webster's request, against any liability asserted against such person and incurred in such capacity, or arising out of such person's status as such, whether or not Webster would have the power or obligation to indemnify him against such liability under the provisions of
Article IX of Webster's Bylaws.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Webster pursuant to the foregoing provisions, or otherwise, Webster has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Webster of expenses incurred or paid by a director, officer or controlling person of Webster in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Webster will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.



   EXHIBIT
     NO.                                           EXHIBIT
     ---                                           -------
      3         Bylaws, as amemded on May 22, 2000.

     4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Webster's registration statement on Form S-3
                (File No. 333-81563) filed with the SEC on June 25, 1999.)

     4.2 Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 1 to Webster's current report on Form
                8-K as filed with the SEC on February 12, 1996.)



   EXHIBIT
     NO.                                           EXHIBIT
     ---                                           -------

     4.3        Amendment No. 1 to Rights Agreement, entered into as of November
                4, 1996,  by and  between  Webster and  ChaseMellon  Shareholder
                Services, L.L.C. (incorporated by reference to Webster's current report on Form 8-K as filed with the SEC on November 25, 1996.)

     4.4        Amendment No. 2 to Rights Agreement,  entered into as of October
                30, 1998,  between  Webster and American  Stock Transfer & Trust
                Company (incorporated by reference to Exhibit 1 to Webster's current report on Form 8-K as filed with the SEC on October 30, 1998.)

     5 Opinion of Hogan & Hartson, L.L.P., as to the validity of the securities registered hereunder, including the consent of Hogan
                & Harston, L.L.P.

     23.1       Consent of KPMG LLP

     23.2 Consent of Hogan & Hartson, L.L.P. (included in the opinion filed as Exhibit 5 hereto)

     24 Power of Attorney (previously filed as Exhibit 24 of Webster's registration statement on Form S-4 (File No. 333-33228) as filed with the SEC on March 24, 2000.)

     99.1       Section   145  of  the   Delaware   General   Corporation   Law.
                (incorporated   by   reference  to  Exhibit  99.4  of  Webster's
                registration statement on Form S-4 (File No. 333-46073) as filed with the SEC on February 11, 1998.)

     99.2       Mechanics   Savings   Bank  1996   Officer   Stock  Option  Plan
                (incorporated  by reference  to Exhibit 10.1 of MECH  Financial,
                Inc.'s  annual  report on Form 10-K  filed with the SEC on March
                30, 1998.)

     99.3       Amendment  No. 1 to Mechanics  Savings  Bank 1996 Officer  Stock
                Option Plan (incorporated by reference to Exhibit 4.1(b) of MECH
                Financial, Inc.'s registration statement on Form S-8 as filed with the SEC on April 2, 1998.)

     99.4       Mechanics   Savings  Bank  1996   Director   Stock  Option  Plan
                (incorporated  by reference  to Exhibit 10.2 of MECH  Financial,
                Inc.'s  annual  report on Form 10-K  filed with the SEC on March
                30,  1998.)

     99.5       Amendment No. 1 to Mechanics  Savings Bank 1996  Director  Stock
                Option Plan (incorporated by reference to Exhibit 4.2(b) of MECH
                Financial, Inc.'s registration statement on Form S-8 as filed with the SEC on April 2, 1998.)

 -----------------------


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus  required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waterbury, state of Connecticut on July 25, 2000.

                                          WEBSTER FINANCIAL CORPORATION


                                          By:   /s/ James C. Smith
                                             ------------------------------
                                               James C. Smith
                                               Chairman and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of July, 2000.


                      SIGNATURE                                                             TITLE
                      ---------                                                             -----
                  /s/ James C. Smith                                  Chairman and Chief Executive Officer,
            -----------------------------------------                      Principal Executive Officer
                    James C. Smith

                  /s/ Peter J. Swiatek                                              Controller
            -----------------------------------------
                    Peter J. Swiatek

                   /s/ Richard H. Alden*                                             Director
            -----------------------------------------
                       Richard H. Alden

                  /s/ Achille A. Apicella*                                           Director
            -----------------------------------------
                      Achille A. Apicella

                  /s/ Joel S. Becker*                                                Director
            -----------------------------------------
                      Joel S. Becker

                  /s/ O. Joseph Bizzozero, Jr.*                                      Director
            -----------------------------------------
                      O. Joseph Bizzozero, Jr.

                 /s/ George T. Carpenter*                                            Director
            -----------------------------------------
                     George T. Carpenter

                 /s/ John J. Crawford*                                               Director
             ----------------------------------------
                     John J. Crawford

                /s/ Harry P. DiAdamo, Jr.*                                           Director
             ----------------------------------------
                    Harry P. DiAdamo, Jr.

                /s/ Robert A. Finkenzeller*                                          Director
             ---------------------------------------
                    Robert A. Finkenzeller

              --------------------------------------                                 Director
                          Edgar C. Gerwig

                     /s/ P. Anthony Girogio*                                         Director
              -------------------------------------
                         P. Anthony Giorgio

                     /s/ J. Gregory Hickey*                                          Director
              ------------------------------------
                         J. Gregory Hickey

                     /s/ C. Michael Jacobi*                                          Director
              ------------------------------------
                         C. Michael Jacobi

                     /s/ John F. McCarthy*                                           Director
              ------------------------------------
                         John F. McCarthy

              -------------------------------------                                  Director
                         Michael G. Morris

                    /s/ Sister Marguerite Waite*                                     Director
              -------------------------------------
                        Sister Marguerite Waite

By:   /s/ James C. Smith
     -------------------------
      *By Power of Attorney
        James C. Smith

                                  EXHIBIT INDEX


   EXHIBIT
     NO.                                           EXHIBIT
     ---                                           -------
      3         Bylaws, as amemded on May 22, 2000.

     4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Webster's registration statement on Form S-3
                (File No. 333-81563) filed with the SEC on June 25, 1999.)

     4.2 Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 1 to Webster's current report on Form
                8-K as filed with the SEC on February 12, 1996.)

     4.3        Amendment No. 1 to Rights Agreement, entered into as of November
                4, 1996,  by and  between  Webster and  ChaseMellon  Shareholder
                Services, L.L.C. (incorporated by reference to Webster's current report on Form 8-K as filed with the SEC on November 25, 1996.)


     4.4        Amendment No. 2 to Rights Agreement,  entered into as of October
                30, 1998,  between  Webster and American  Stock Transfer & Trust
                Company (incorporated by reference to Exhibit 1 to Webster's current report on Form 8-K as filed with the SEC on October 30, 1998.)

     5 Opinion of Hogan & Hartson, L.L.P., as to the validity of the securities registered hereunder, including the consent of Hogan
                & Harston, L.L.P.

     23.1       Consent of KPMG LLP

     23.2 Consent of Hogan & Hartson, L.L.P. (included in the opinion filed as Exhibit 5 hereto)

     24 Power of Attorney (previously filed as Exhibit 24 of Webster's registration statement on Form S-4 (File No. 333-33228) as filed with the SEC on March 24, 2000.)

     99.1       Section   145  of  the   Delaware   General   Corporation   Law.
                (incorporated   by   reference  to  Exhibit  99.4  of  Webster's
                registration statement on Form S-4 (File No. 333-46073) as filed with the SEC on February 11, 1998.)

     99.2       Mechanics   Savings   Bank  1996   Officer   Stock  Option  Plan
                (incorporated  by reference  to Exhibit 10.1 of MECH  Financial,
                Inc.'s  annual  report on Form 10-K  filed with the SEC on March
                30, 1998.)

     99.3       Amendment  No. 1 to Mechanics  Savings  Bank 1996 Officer  Stock
                Option Plan (incorporated by reference to Exhibit 4.1(b) of MECH
                Financial, Inc.'s registration statement on Form S-8 as filed with the SEC on April 2, 1998.)


   Exhibit
     No.                                           Exhibit
     ---                                           -------

     99.4       Mechanics   Savings  Bank  1996   Director   Stock  Option  Plan
                (incorporated  by reference  to Exhibit 10.2 of MECH  Financial,
                Inc.'s  annual  report on Form 10-K  filed with the SEC on March
                30,  1998.)

     99.5       Amendment No. 1 to Mechanics  Savings Bank 1996  Director  Stock
                Option Plan (incorporated by reference to Exhibit 4.2(b) of MECH
                Financial, Inc.'s registration statement on Form S-8 as filed with the SEC on April 2, 1998.)

----------------------